U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 6
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange
Commission on   December 28, 2010 .                                                                                                                                                     Registration No. 333-169014

LJM Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	1311	27-2304001
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
9190 Double Diamond Parkway, Reno, NV		89521
(Address of registrant's principal executive offices)		(Zip Code)

	(888) 542-7720
(Registrant's Telephone Number, Including Area Code)

Joel Felix
LJM Energy Corp.
9190 Double Diamond Parkway
Reno, NV 89521
Tel: (888) 542-7720

(Name, Address and Telephone Number of Agent for Service)

Copies of all correspondence to:
Michael Muellerleile
M2 Law Professional Corporation
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Tel: (949) 706-1470
Fax: (949) 706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)
Large accelerated filer   ☐                                                                                               Accelerated filer                 ☐
Non-accelerated filer     ☐   (Do not check if a smaller reporting company)            Small reporting company     ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	10,000,000 (1)	$0.10	$1,000,000	$71.30
(1) Represents shares offered for sale by LJM Energy Corp.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
LJM Energy Corp., a Nevada corporation

10,000,000 Shares of Common Stock

We are offering for sale 10,000,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. We are only registering the issuance of shares in the State of Colorado. Joel Felix, our officer and director, will offer and sell the shares on our behalf.  If all of the shares offered are purchased, the proceeds to us will be $1,000,000. This offering will be made on a “best efforts” basis with no minimum amount required to be raised in this offering. There can be no assurance that all or any of the offered will be subscribed. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription.  This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate 180 days following the effective date of this registration statement, and will not be extended.

Title of securities to be offered	Number of offered shares	Offering price per share	Maximum Offering Proceeds
Common Stock	10,000,000	$0.10	$1,000,000

This offering involves a high degree of risk.  See “Risk Factors” on Pages 6 to 10 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is ___________.
Subject to completion.

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:

We were incorporated in Nevada on March 10, 2010. Our principal business address is 9190 Double Diamond Parkway, Reno, NV 89521. Our telephone number is (888) 542-7720.

We are a new exploration stage company and have produced no revenues since inception. Our business plan is to acquire working interests in oil and gas properties for exploration, appraisal and development. We own a three percent working interest in the Magnolia Prospect.  The Magnolia prospect is a proposed three well developmental drilling project that is located on 240 acres of land in Pottawatomie County, Oklahoma. We do not have any oil or natural gas reserves.

Pursuant to our participation agreement with Mid-OK Energy Partners, or Mid-OK, we paid approximately $18,266 to Mid-OK in exchange for a three percent working interest in and to the Magnolia Prospect, which includes the interests in the oil and gas leases currently held by Mid-OK. Mid-OK owns a 78% net revenue interest in such leases, which means that we are entitled to a net revenue interest equal to three percent of Mid-OK's 78% net revenue interest.  In addition, Mid-OK will be entitled to share in 20% of the total working interest in the well, subject to first achieving “payout”, defined as the point in time the working interest participants in the well, have received the 100% return of their total capital contributions to the venture. Mid-OK shall pay their share of the operating expenses of the well, attributable to their working interest.

Of the $18,266 paid to Mid-OK, $11,235 represented three percent of the cost of drilling the test well to the casing point. The balance of approximately $7,031 represents the cost of completing the test well. We have no obligations under our participation agreement with Mid-OK for any wells other than the test well. As we have already paid our proportional share of the estimated drilling and completion costs in the project, we are not obligated to make any future payments of our proportional share of the drilling and completion costs in the project. However, if the actual costs exceed the initial authority for expenditure, then we will be obligated to pay our proportional share of the additional costs. As of the date of this prospectus, we have been informed by the operator that the final land work for the Magnolia Prospect will be completed in the next 30 to 60 days depending on when the final permits are issued and the initial drilling of the well is scheduled to commence in the first quarter of 2011. If the approval of the final permits is delayed, then the commencement of the initial drilling of the well will also be delayed. If the approval of the final permits is denied, then the initial drilling of the well will not be able to commence as scheduled in the first quarter of 2011. Failure to obtain approval of the final permits will negatively impact our ability to generate revenues and may reduce the value of our working interest in the Magnolia Prospect.

In order to complete the well, the operator intends to hire a drilling contractor who will drill the well.  The actual drilling of the well may take weeks to months depending on the weather, mechanical failures or other factors that may arise. Upon successful drilling of the test well, the well will need to be completed and put into production in order for us to receive any revenues from the drilling of the test well. The process of completing the well involves the operator deciding what type of casing to run, what type and method of cementing will be used, and the design and implementation of the completion procedure. After the well has been successfully completed, the well may begin producing and we will receive our proportional share of the revenues from the production.

We hope to earn money from this project if it can be put into production. We do not know when we may expect production from this project, although we hope it will occur in the next six months. Other than Mid-OK, we do not know the other parties who have interests in the Magnolia Prospect. We believe that Mid-OK has the financial resources available to develop this project.

Our auditors believe that substantial doubt exists about our ability to continue operations. To fund our activities for the next twelve months, we will need to raise capital in this offering. Our current monthly burn rate is approximately $1,500 per month, although we expect that to increase to approximately $2,500 per month over the next six months.

We believe that we need minimum proceeds from this offering of approximately $75,000 to pay for the expenses of this offering and our proposed business activities for the next twelve months. Our current funds are insufficient to continue our business for the next twelve months in the current manner that we are operating. We believe we will need to proceeds of $250,000 in order to implement our business plan to the full extent that we envision and fund our operations for the next 36 months. Such business activities include the following:

• •	rent/office expenses; purchase of computer equipment;
• •	development of a corporate website; hiring of employees/contractors; and
•	working capital for acquisition of additional working interests in oil and gas leases.

Rule 419(a)(2) of Regulation C and Release Number 33-6932 of the Securities and Exchange Commission dated April 13, 1992 specify that a “blank check company” means a development stage company that either has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity.  Additionally, a development stage company is defined in Rule 1-02(h) of Regulation S-X as a company that is devoting substantially all of its efforts to establishing a new business in which planned principal operations have not commenced, or have commenced but from which there has been no significant revenue.  The provisions of Release Number 33-6932 specify that start-up companies with specific business plans are not subject to the provisions of Rule 419, even if operations have not commenced at the time of the offering.  We do not believe we are a blank check company, as set forth in Rule 419(a)(2) of Regulation C and Release Number 33-6932 of the Securities Exchange Commission dated April 13, 1992, because we have a specific business plan or purpose and that business plan does not include a merger with or acquisition of an unidentified company or companies.

Our business is to acquire working interests in oil and gas properties for exploration, appraisal and development. We currently own a three percent working interest in the Magnolia Prospect and we intend to locate and participate in additional projects subject to raising capital in this offering.  The Magnolia prospect is a proposed three well developmental drilling project that is located on 240 acres of land in Pottawatomie County, Oklahoma.

Our management, Joel Felix, has significant experience with technology, real estate investments and development activities. Mr. Felix has limited experience in the exploration, appraisal and development of oil and gas properties. We have had informal talks with a few individuals who have indicated that they may be willing to work for us in the event that we are successful in raising funds in this offering. Although Mr. Felix has limited experience in oil and gas, he has over the last year taken a keen interest in natural resources. To that extent and as disclosed in this prospectus, Mr. Felix also recently became a director of Iron Glen Holdings Limited, an early stage exploration company located in Queensland, Australia. Furthermore, in August 2010, Mr. Felix became an officer and director of United Petroleum Corp., a private company which was incorporated in August 2010 and intends to purchase certain oil and gas interests in the State of Texas. United Petroleum Corp. changed its name to United American Petroleum Corp on October 15, 2010. Upon consummation of the asset purchases, Mr. Felix intends to resign as an officer and director of United American Petroleum Corp., remain a minority shareholder of that company and focus his efforts on our projects.

Mr. Felix became involved with the Magnolia Prospect from his contacts in Oklahoma, who introduced him to the Magnolia Prospect. To date, Mr. Felix has not visited the Magnolia Prospect primarily because he has been waiting for the project to initiate drilling operations. As of the date of this prospectus, we have been informed by the operator that the final land work for the Magnolia Prospect will be completed in December 2010 and the initial drilling of the well is scheduled to commence in the first quarter of 2011. Mr. Felix intends to visit the Magnolia Prospect after the drilling operations commence so that he can respond more fully to questions from potential investors about the Magnolia Prospect.

We currently have very limited resources on hand, approximately $8,000. If we are successful in raising capital in this offering, then we will have up to $1,000,000 in resources on hand. We need to raise substantial funds in this offering to implement our business strategy.

The amount of resources that we expect to spend in the next twelve months to further our business plan is dependent on the amount of funds raised in this offering. We need a minimum of $75,000 to pay for the expenses of the offering and to conduct our proposed business activities. All of those funds would be spent in furtherance of our business plan and would be sufficient to cover our expenses over the next twelve months. However, we hope to raise $1,000,000, which would allow us to implement our business plan to the full extent that we envision.

We have taken numerous substantive steps in furtherance of our business plan. Some of those steps include the following: We were incorporated in March 2010 after Mr. Felix identified the Magnolia Prospect.  Shortly after incorporation, we purchased a three percent working interest in the Magnolia Prospect. Mr. Felix loaned funds to us to purchase that interest. From March 2010 to June 2010, Mr. Felix spent a significant period of time negotiating with an investor group regarding investing in the company for the purpose of acquiring additional oil and gas interests. In July 2010, Mr. Felix ended negotiations with those potential investors due to the parties’ inability to agree on valuation of the proposed business. Mr. Felix then decided we would be better positioned to raise funds in a small public offering pursuant to a registration statement. Shortly thereafter, we retained the services of an independent bookkeeper to review our books and records and to prepare the financial statements to be audited. We retained our public accountant to audit the financial statements. In August 2010, we filed our Registration Statement on Form S-1 and filed the requisite paperwork with the State of Colorado to register the offering in Colorado. Since this time, Mr. Felix has been reviewing information regarding new prospects that may fit into our business strategy.

The specific timelines for completing the business plan is significantly dependent on our ability to raise funds in this offering. We hope that we will be able to begin raising funds in this offering in the next two months, which will allow us to obtain the capital to effectuate our business plan. Failure to have our registration statement become effective will significantly delay our ability to effectuate our business plan.

We may be considered a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, because we have limited operations and assets.  However, if we are able to raise significant capital in this offering, then we do not believe we will be considered a shell company.

Summary financial information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Income Statement	For the Three Months Ended September 30, 2010	For the Period from March 10, 2010 (inception) to June 30, 2010
	$	$
Revenue	0		0
Total Operating Expenses	32,473		10,327
Net Income (Loss)	(33,985)		(11,083)
Net Income (Loss) Per Share	(0.01)		0.00

Balance Sheet	September 30, 2010	June 30, 2010
	$	$
Total Assets	20,725		26,249
Total Liabilities	49,610		33,132
Stockholders' Deficit	(28,885)		(6,883)

Number of shares being offered:

We are offering for sale 10,000,000 shares of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding after the offering:

3,000,000 shares of our common stock are currently issued and outstanding. After the offering, there may be up to 13,000,000 shares of our common stock issued and outstanding if all of the offered shares are sold.

Estimated use of proceeds:

We will receive $1,000,000 if all of the offered shares are sold and $500,000 if half the offered shares are sold. If all of the offered shares are purchased, we intend to use the proceeds for rent/office expenses, computer equipment and website development expenses, employees/contractors, acquisition of working interests, working capital and offering expenses. This is a best efforts offering with no minimum offering amount. There is no guarantee that we will even raise enough funds to cover the expenses of this offering.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in March 2010. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have no revenues to sustain our operations.

We are currently developing our business and have generated no revenues. We are not able to predict whether we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

Our sole officer, director and employee, Joel Felix, lacks experience in the oil and gas field.

Joel Felix, the individual serving as our sole officer, director and employee lacks experience in the oil and gas field.  We are unable to predict whether we will be able to succeed in our business because of our sole officer’s lack of experience in the oil and gas field.  We cannot be certain that our business will be successful based on our sole officer’s industry experience.  Joel S. Felix has been involved in a broad spectrum of technology, real estate investments and development activities. Mr. Felix was one of the founding members of Earthlink Network in 1995. In 1998, Mr. Felix joined Network Solutions, the domain name registrar, which was acquired by Verisign in 1999. From 1999 to 2010, Mr. Felix has been engaged in real estate investment and development activities.  Mr. Felix is a founding member of Ienture Group. Ienture Group specializes in the acquisition and development of both single and multi-tenant retail, office, hotel and mixed-use projects. As founder and managing partner, Mr. Felix is responsible for all investments and operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering.  If we do not raise at least $75,000 we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations for the next twelve, we believe that we need minimum proceeds of approximately $75,000 from this offering. We believe that $75,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $1,000,000, which would allow us to implement our business plan to the full extent that we envision. In addition, our available funds will not fund our activities for the next twelve months. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have do not currently have sufficient financial resources to pay our proportional share of any additional costs that may be incurred for the completion of the test well of the Magnolia Prospect.

If the actual costs for completion of the test well exceed the initial authority for expenditure, then we will be obligated to pay our proportional share of any additional costs. We do not currently have sufficient funds to pay our proportional share of those costs in the event that actual costs exceed the initial authority for expenditure. Our failure to pay our proportional share of those costs will impair our ability to maintain our current working interest in the Magnolia Prospect. We hope that Joel Felix, our sole officer and director, would loan us funds to pay any additional costs, although we cannot guaranty that he will do so.

We may not have sufficient financial resources to fund our operations if the offering is substantially undersold.

There is no minimum offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient capital to fund our operations. If we do not sell all of the offered shares, we may also be forced to limit any proposed business activities, which will hinder our ability to generate revenues.

Oil exploration and development activities are subject to many risks which may affect our ability to obtain any level of commercial success.

Oil exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may negatively affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. Production delays and declines from normal field operating conditions cannot be eliminated and can be expected to negatively affect revenue and cash flow levels to varying degrees.

Our commercial success depends on our ability to find, acquire, develop and commercially produce oil and natural gas reserves.

We do not have any oil or natural gas reserves. Our ability to establish reserves will depend not only on our ability to explore and develop any properties we may acquire, but also on our ability to select and acquire suitable producing properties or prospects.  We cannot guaranty that we will be able to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  We cannot guaranty that commercial quantities of oil will be discovered or acquired by us.

We depend on the services of third parties for material aspects of our operations, including drilling operators, and accordingly if we cannot obtain certain third party services, we may not be able to operate.

We rely on third parties to operate the assets in which we possess an interest. Assuming the presence of commercial quantities of oil on our property, the success of the oil operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfils our obligations.  As a result, our ability to exercise influence over the operation of these assets or their associated costs is extremely limited.  Our performance will therefore depend upon a number of factors that may be outside of our control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology, and risk management practices.  The failure of third party operators and their contractors to perform their services in a proper manner will negatively affect our operations.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focus is on the oil and gas industry in one property in Oklahoma. Larger companies have the ability to manage their risk by diversification. However, we currently lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate, than we would if our business were more diversified, enhancing our risk profile.

We face strong competition from other oil and gas companies.

Oil exploration and development is intensely competitive in all its phases and involves a high degree of risk.  We compete with numerous other participants in the search for and the acquisition of oil properties and in the marketing of oil.  Our competitors include oil companies that have substantially greater financial resources, staff and facilities than us.  Our ability to increase reserves in the future will depend not only on our ability to work with partners, but also on our ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil include price and methods and reliability of delivery.

Our property is held in the form of leases and working interests in operating agreements and leases. If the specific requirements of such leases and working interests are not met, the instrument may terminate or expire.

Our property is held under interests in oil and gas leases and working interests in operating agreements and leases. If we fail to meet the specific requirements of each lease or working interest, especially future drilling and production requirements, the lease may be terminated or otherwise expire. We cannot be assured that we will be able to meet our obligations under each lease and working interest. The termination or expiration of our working interest relating to any lease would harm our business, financial condition and results of operations.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business and future prospects.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business and future prospects.

Investors in this offering will suffer immediate and substantial dilution of their investment because they will provide 99% of the capital for a 76% equity interest in the company.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholder has paid considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.10 per share, investors purchasing common stock in this offering will incur immediate dilution of approximately $0.02 in pro forma net tangible book value per share of common stock as of June 30, 2010, if all of the offered shares are sold, and immediate dilution of approximately $0.06 in pro forma net tangible book value per share of common stock as of June 30, 2010, if 25% of the offered shares are sold.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on direct participation basis, rather than using the experience of a dealer-broker.

We are offering shares on a direct participation basis. No individual, firm, or corporation has agreed to purchase any of the offered Shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively achieve the sale of shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

Our sole officer and director is engaged in other activities that could conflict with our interests. Therefore, our sole officer and director may not devote sufficient time to our affairs, which may affect our ability to conduct business activities and generate revenues.

The individual serving as our sole officer and director has existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our sole officer and director shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which he may be or become involved and our affairs. Joel Felix, our director and officer, is currently able to dedicate approximately ten hours per week to the Company and its business.

We depend on the efforts and abilities of our sole officer and director.

Our sole officer and director, Joel Felix, is our only full time employee. Outside demands on his time may prevent him from devoting sufficient time to our operations. In addition, the demands on his time will increase because of our status as a public company.  Mr. Felix has very limited experience managing a public company, which may impact our ability to meet our financial and business objectives as potential investors may not want to invest in a company whose management has limited public company experience. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained.  We do not currently have any executive compensation agreements. We cannot guaranty that our management will remain with us.

We are only registering the issuance of shares in the State of Colorado.

We may experience difficulty in raising funds in this offering as we are only registering the issuance of shares in the State of Colorado. We cannot guaranty that we will be able to sell any or all of the offered shares to residents of the State of Colorado. If we cannot raise sufficient funds from residents of the State of Colorado, then our ability to implement our business plan may be significantly hindered.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $25,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Risks related to owning our common stock:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and may grant voting powers, rights and preference that differ from or may be superior to those of the registered shares.

Our articles of incorporation allow us to issue 5,000,000 shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. Furthermore, Joel Felix serves as our entire board of directors and, therefore, has the ability to issue preferred stock without shareholder approval, especially in the event the offering is not subscribed sufficiently to constitute a majority of the issue and outstanding shares of common stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Our officer, director and principal shareholder controls our operations and matters requiring shareholder approval.

Joel Felix, our officer, director and principal shareholder, owns approximately 100% of our outstanding shares of common stock. Even if all the offered shares are sold, he will still own 23.1% of our outstanding shares of common stock.  As a result, Mr. Felix will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow Mr. Felix to control the future course of the company. Mr. Felix does not intend to purchase any of the shares in this offering.

Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Because we may be subject to the “penny stock” rules, the level of trading activity in our stock may be reduced   which may make it difficult for investors to sell their shares.

We intend to apply for quotation of our common stock in the automated quotation system such as the Over the Counter Bulletin Board or the Pink OTC Markets. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.  Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements. The safe harbor protections provided do not apply to statements made in connection with this offer.

Use of Proceeds

We will receive up to $1,000,000 if all of the shares of common stock offered by us at $0.10 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum offering amount. The table below estimates our use of proceeds, in order of priority, given the varying levels of success of the offering.  None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.

Offered Shares Sold	Offering Proceeds	Approximate Offering Expenses (1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
1,000,000 shares (10%)	$100,000	$15,000	$85,000	Rent/Office Expenses: $6,000 Computer Equipment: $2,000 Website Development: $1,500 Employees/Contractors: $10,000 Working Capital: $65,500
2,500,000 shares (25%)	$250,000	$15,000	$235,000	Rent/Office Expenses: $6,000 Computer Equipment: $2,000 Website Development: $1,500 Employees/Contractors: $20,000 Acquisition of Additional Working Interests:$100,000 Working Capital: $105,500
5,000,000 shares (50%)	$500,000	$15,000	$485,000	Rent/Office Expenses: $12,000 Computer Equipment: $4,000 Website Development: $1,500 Employees/Contractors: $40,000 Acquisition of Additional Working Interests:$200,000 Working Capital: $227,500
7,500,000 shares (75%)	$750,000	$15,000	$735,000	Rent/Office Expenses: $12,000 Computer Equipment: $4,000 Website Development: $1,500 Employees/Contractors: $60,000 Acquisition of Additional Working Interests: $300,000 Working Capital: $257,500
10,000,000 shares (maximum)	$1,000,000	$15,000	$985,000	Rent/Office Expenses: $12,000 Computer Equipment: $4,000 Website Development: $1,500 Employees/Contractors: $120,000 Acquisition of Additional Working Interests: $500,000 Working Capital: $347,500
(1) Offering expenses have been rounded to $15,000.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve to thirty-six months depending on the amount of funds raised in this offering. Funds projected above as allocated to the hiring of employees and independent contractors, are those who would be engaged to help conduct our business operations, and exclude compensation that would be paid to Joel Felix, our president.  The funds from this offering will not be used to pay Mr. Felix for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.

We do not anticipate that any of the proceeds will be used to pay costs of drilling the initial well of the Magnolia Prospect. However, if the actual costs of drilling the initial well exceed the initial authority for expenditure for the Magnolia Project, then we will be obligated to use a portion of the proceeds of this offering to pay our proportional share of those additional costs. Those additional costs would be paid from those funds allocated to working capital as specified in the table above. None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.  If the offering proceeds are insufficient to pay the offering expenses in full, then our sole officer and director has agreed to contribute funds to pay those expenses, although he is not obligated to do so. There is no formal agreement, arrangement or understanding between Mr. Felix and us with respect to paying some of our expenses in the event the offering is unsubscribed.

Determination of Offering Price

Factors Used to Determine Share Price.   The offering price of the 10,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated limited revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

We intend to sell 10,000,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of common stock will be sold. The founding shareholder is Joel Felix.

	Shares Issued		Total Consideration		Price Per Share
	Number	Percent	Amount	Percent
Founding Shareholder (1)	3,000,000 Shares	23.1%	$3,000	0.3%	$0.001
Purchasers of Shares	10,000,000 Shares	76.9%	$1,000,000	99.7%	$0.10
Total	13,000,000 Shares	100%	$1,003,000	100%
(1)	The founding shareholder was issued 3,000,000 shares of our common stock in exchange for services valued at $3,000, or $0.001 per share.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2010.  Totals may vary due to rounding.

	25% of offered shares are sold	50% of offered shares are sold	75% of offered shares are sold	100% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at 06/30/10	($0.002) per share	($0.002) per share	($0.002) per share	($0.002) per share
Net tangible book value after giving effect to the offering	$0.04 per share	$0.06 per share	$0.07 per share	$0.08 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.042 per share	$0.062 per share	$0.072 per share	$0.082 per share
Per Share Dilution to New Investors	$0.058 per share	$0.038 per share	$0.028 per share	$0.018 per share
Percent Dilution to New Investors	58%	38%	28%	18%

Selling Security Holders

There are no selling security holders in this offering.

Plan of Distribution

Primary Offering. We are offering for sale 10,000,000 shares of our common stock in a direct public offering on a best efforts basis with no minimum.  There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of subscription agreements we receive.  We will accept or reject any subscription agreement within ten days of receipt, and any checks submitted with rejected subscription agreements will be returned promptly. We will reject a subscription for the following reasons:

•
our management has reason to believe that the potential investor is the subject of pending, adjudicated or settled regulatory action or investigation by a regulatory body, or civil or criminal action related to fraud or securities laws violations; and

•	our management believes that accepting the subscription from the potential investor is not in our best interests.

We have not conducted any discussions or negotiations for the sale of all or any portion of those 10,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 10,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock.  We will not conduct any aspect of this offering online, nor is any such online offering contemplated. T his offering will terminate 180 days following the effective date of this registration statement, and will not be extended.

Joel Felix, our officer and director, does not have any agreement or plan to purchase any shares in this offering.  Mr. Felix will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Although Mr. Felix is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he believes he will not be deemed to be a broker for the following reasons:

•	Mr. Felix is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities;
•
Mr. Felix will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; and

•	Mr. Felix is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Felix will restrict his participation to the following activities:

•	preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
•
responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and

•	performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the State of Colorado.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Joel Felix	42	President, Secretary, Treasurer and a Director

Joel Felix. Mr. Felix has been our President, Secretary, Treasurer and sole director since our inception. Mr. Felix has been involved in a broad spectrum of technology, real estate investments and development activities. From 1995 to 1998, Mr. Felix was a founding member of Earthlink Network, which provided a platform for internet connectivity, during the early development of the Internet. In 1998, Mr. Felix joined Network Solutions, the domain name registrar, where he increased sales 285% in 12 months. Network Solutions was acquired by Verisign in 1999, which provided an exit for Mr. Felix and the seed capital for ongoing real estate and investment activities. Over the last ten years, Mr. Felix has been involved in private equity and has participated in numerous ventures. Mr. Felix is also a founding member of Ienture Group. Ienture Group specializes in the acquisition and development of both single and multi-tenant retail, office, hotel and mixed-use projects. As founder and managing partner, Mr. Felix is responsible for all investments and operations. Mr. Felix is also a director of Iron Glen Holdings Limited, an early stage exploration company located in Queensland, Australia. Mr. Felix is also an officer and director of United American Petroleum Corp., which intends to purchase and operate certain oil and gas interests in the State of Texas. Mr. Felix has not been a director of any other reporting company.

We believe that Mr. Felix’s specific experience in private equity, real estate investment and development are attributes and skills, which make him suitable to serve as our director. Moreover, our current ownership structure is such that Mr. Felix currently owns 100% of our issued and outstanding shares, which we believe makes Mr. Felix suitable to oversee our operations and protects his interests as a shareholder.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.   All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, our director receives no compensation.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of  December 28 , 2010, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class if No Shares are Sold	Percent of Class if 5,000,000 Shares are Sold	Percent of Class if 10,000,000 Shares are Sold
Common Stock	Joel Felix 9190 Double Diamond Parkway Reno, NV 89521	3,000,000 shares, President, Secretary, Treasurer, Director	100%	37.5%	23.1%
Common Stock	All directors and named executive officers as a group	3,000,000 shares	100%	37.5%	23.1%

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.   Our   management is not aware of any arrangements which may result in a change in control.

Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert. Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

We were authorized to issue 100,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock.  As of December 28 , 2010, there were 3,000,000 shares of our common stock were issued and outstanding. No shares of our preferred stock are issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy . We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Preferred Stock.   We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Organization Within Last Five Years

Transactions with Promoters. Joel Felix was our promoter and serves as our sole officer and director. In March 2010, we issued 3,000,000 shares of our common stock to Joel Felix, who was our founder and our officer and director at inception. Those shares were issued in exchange for services valued at $3,000, or $0.001 per share.

Description of Business

Our Background. We were incorporated in Nevada on March 10, 2010.

Our Business. We are a new exploration stage company and have produced no revenues since inception. Our business plan is to acquire working interests in oil and gas properties for exploration, appraisal and development. We own a three percent working interest in the Magnolia Prospect.  The Magnolia prospect is a proposed three well developmental drilling project that is located on 240 acres of land in Pottawatomie County, Oklahoma. We do not have any oil or gas reserves.

Pursuant to our participation agreement with Mid-OK Energy Partners, or Mid-OK, we paid approximately $18,266 to Mid-OK in exchange for a three percent working interest in and to the Magnolia Prospect, which includes the interests in the oil and gas leases currently held by Mid-OK. Mid-OK owns a 78% net revenue interest in such leases, which means that we are entitled to a net revenue interest equal to three percent of Mid-OK's 78% net revenue interest. In addition, Mid-OK will be entitled to share in 20% of the total working interest in the well, subject to first achieving “payout”, defined as the point in time the working interest participants in the well, have received the 100% return of their total capital contributions to the venture. Mid-OK shall pay their share of the operating expenses of the well, attributable to their working interest.

Of the $18,266 paid to Mid-OK, $11,235 represented three percent of the cost of drilling the test well to the casing point. The balance of approximately $7,031 represents the cost of completing the test well. We have no obligations under our participation agreement with Mid-OK for any wells other than the test well. As we have already paid our proportional share of the estimated drilling and completion costs in the project, we are not obligated to make any future payments of our proportional share of the drilling and completion costs in the project. However, if the actual costs exceed the initial authority for expenditure, then we will be obligated to pay our proportional share of the additional costs. As of the date of this prospectus, we have been informed by the operator that the final land work for the Magnolia Prospect will be completed in the next 30 to 60 days depending on when the final permits are issued and the initial drilling of the well is scheduled to commence in the first quarter of 2011. If the approval of the final permits is delayed, then the commencement of the initial drilling of the well will also be delayed. If the approval of the final permits is denied, then the initial drilling of the well will not be able to commence as scheduled in the first quarter of 2011. Failure to obtain approval of the final permits will negatively impact our ability to generate revenues and may reduce the value of our working interest in the Magnolia Prospect .

In order to complete the well, the operator intends to hire a drilling contractor who will drill the well.  The actual drilling of the well may take weeks to months depending on the weather, mechanical failures or other factors that may arise. Upon successful drilling of the test well, the well will need to be completed and put into production in order for us to receive any revenues from the drilling of the test well. The process of completing the well involves the operator deciding what type of casing to run, what type and method of cementing will be used, and the design and implementation of the completion procedure. After the well has been successfully completed, the well may begin producing and we will receive our proportional share of the revenues from the production.

We hope to earn money from this project if it can be put into production. We do not know when we may expect production from this project, although we hope it will occur in the next six months. Other than Mid-OK, we do not know the other parties who have interests in the Magnolia Prospect. We believe that Mid-OK has the financial resources available to pursue the exploration and development of the Magnolia Prospect.

Our success will depend in large part on our ability to obtain and develop oil and gas interests within the United States.

Our auditors believe that substantial doubt exists about our ability to continue operations. To fund our activities for the next twelve months, we will need to raise capital in this offering. Our current monthly burn rate is approximately $1,500 per month, although we expect that to increase to approximately $2,500 per month over the next six months.

We believe that we need minimum proceeds from this offering of approximately $75,000 to pay for the expenses of this offering and our proposed business activities for the next twelve months. Our current funds are insufficient to continue our business for the next twelve months in the current manner that we are operating. We believe we will need to proceeds of $250,000 in order to implement our business plan to the full extent that we envision and fund our operations for the next 36 months. Such business activities include the following:

• •	rent/ office expenses; purchase of computer equipment;
• •	development of a corporate website; hiring of employees/ contractors; and
•	working capital for acquisition of additional working interests in oil and gas leases.

Rule 419(a)(2) of Regulation C and Release Number 33-6932 of the Securities and Exchange Commission dated April 13, 1992 specify that a “blank check company” means a development stage company that either has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity.  Additionally, a development stage company is defined in Rule 1-02(h) of Regulation S-X as a company that is devoting substantially all of its efforts to establishing a new business in which planned principal operations have not commenced, or have commenced but from which there has been no significant revenue.  The provisions of Release Number 33-6932 specify that start-up companies with specific business plans are not subject to the provisions of Rule 419, even if operations have not commenced at the time of the offering.  We do not believe we are a blank check company, as set forth in Rule 419(a)(2) of Regulation C and Release Number 33-6932 of the Securities Exchange Commission dated April 13, 1992, because we have a specific business plan or purpose and that business plan does not include a merger with or acquisition of an unidentified company or companies.

Our business is to acquire working interests in oil and gas properties for exploration, appraisal and development. We currently own a three percent working interest in the Magnolia Prospect and we intend to locate and participate in additional projects subject to raising capital in this offering.  The Magnolia prospect is a proposed three well developmental drilling project that is located on 240 acres of land in Pottawatomie County, Oklahoma.

Our management, Joel Felix, has significant experience with technology, real estate investments and development activities. Mr. Felix has limited experience in the exploration, appraisal and development of oil and gas properties. We have had informal talks with a few individuals who have indicated that they may be willing to work for us in the event that we are successful in raising funds in this offering. Although Mr. Felix has limited experience in oil and gas, he has over the last year taken a keen interest in natural resources. To that extent and as disclosed in this prospectus, Mr. Felix also recently became a director of Iron Glen Holdings Limited, an early stage exploration company located in Queensland, Australia. Furthermore, in August 2010, Mr. Felix became an officer and director of United Petroleum Corp., a private company which was incorporated in August 2010 and intends to purchase certain oil and gas interests in the State of Texas. United Petroleum Corp. changed its name to United American Petroleum Corp on October 15, 2010. Upon consummation of the asset purchases, Mr. Felix intends to resign as an officer and director of United American Petroleum Corp., remain a minority shareholder of that company and focus his efforts on our projects.

Mr. Felix became involved with the Magnolia Prospect from his contacts in Oklahoma, who introduced him to the Magnolia Prospect. To date, Mr. Felix has not visited the Magnolia Prospect primarily because he has been waiting for the project to initiate drilling operations. As of the date of this prospectus, we have been informed by the operator that the final land work for the Magnolia Prospect will be completed in December 2010 and the initial drilling of the well is scheduled to commence in first quarter of 2011. Mr. Felix intends to visit the Magnolia Prospect after the drilling operations commence so that he can respond more fully to questions from potential investors about the Magnolia Prospect.

We currently have very limited resources on hand, approximately $8,000. If we are successful in raising capital in this offering, then we will have up to $1,000,000 in resources on hand. We need to raise substantial funds in this offering to implement our business strategy.

The amount of resources that we expect to spend in the next twelve months to further our business plan is dependent on the amount of funds raised in this offering. We need a minimum of $75,000 to pay for the expenses of the offering and to conduct our proposed business activities. All of those funds would be spent in furtherance of our business plan and would be sufficient to cover our expenses over the next twelve months. However, we hope to raise $1,000,000, which would allow us to implement our business plan to the full extent that we envision.

We have taken numerous substantive steps in furtherance of our business plan. Some of those steps include the following: We were incorporated in March 2010 after Mr. Felix identified the Magnolia Prospect.  Shortly after incorporation, we purchased a three percent working interest in the Magnolia Prospect. Mr. Felix loaned funds to us to purchase that interest. From March 2010 to June 2010, Mr. Felix spent a significant period of time negotiating with an investor group regarding investing in the company for the purpose of acquiring additional oil and gas interests. In July 2010, Mr. Felix ended negotiations with those potential investors due to the parties’ inability to agree on valuation of the proposed business. Mr. Felix then decided we would be better positioned to raise funds in a small public offering pursuant to a registration statement. Shortly thereafter, we retained the services of an independent bookkeeper to review our books and records and to prepare the financial statements to be audited. We retained our public accountant to audit the financial statements. In August 2010, we filed our Registration Statement on Form S-1 and filed the requisite paperwork with the State of Colorado to register the offering in Colorado. Since this time, Mr. Felix has been reviewing information regarding new prospects that may fit into our business strategy.

The specific timelines for completing the business plan is significantly dependent on our ability to raise funds in this offering. We hope that we will be able to begin raising funds in this offering in the next two months, which will allow us to obtain the capital to effectuate our business plan. Failure to have our registration statement become effective will significantly delay our ability to effectuate our business plan.

We may be considered a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, because we have limited operations and assets.  However, if we are able to raise significant capital in this offering, then we do not believe we will be considered a shell company.

The Magnolia Prospect. In March 2010, we entered into a participation agreement with Mid-OK Energy Partners, located in Oklahoma, to acquire participation rights in Mid-OK Energy Partners’ working interest in oil, gas and mineral leases represented by a leasehold estate and three well developmental drilling project in Pottawatomie County, Oklahoma (“The Magnolia Prospect”), in exchange for our cash payment of $18,266 and the future payment of a proportional share of drilling and completion costs in the project. Of the $18,266 paid to Mid-OK, $11,235 represented three percent of the cost of drilling the test well to the casing point. The balance of approximately $7,031 represents the cost of completing the test well. The participation agreement also provides for us and Mid-OK Energy Partners to enter into an operating agreement. As we have already paid our proportional share of drilling and completion costs in the project, we will not be required to pay any additional costs in the event we enter into the operating agreement with Mid-OK Energy Partners. However, if the actual costs exceed the initial authority for expenditure, then we will be obligated to pay our proportional share of the additional costs. The participation agreement is attached in Exhibit 10.1 to our Registration Statement on Form S-1. Based on the historical record of the areas contiguous to the Magnolia Prospect and the current active production in areas contiguous to the Magnolia Prospect, Mid-OK Energy Partners, the operator of the well and the Magnolia Prospect, believes that there are at least three infield drillable locations that can produce in paying quantities from three or more different formations in each well with potentially a life of more than thirty years.

Business Strategy. Our strategy is to increase shareholder value through strategic acquisitions, appraisal drilling and development. We are focused on the acquisition, appraisal development and exploitation of oil properties. We do not have any current or future plans to engage in mergers or acquisitions with other companies or entities. However, we are searching for possible joint-ventures and new prospects that fit our strategic focus.

Competition. We compete with other companies for financing and for the acquisition of new oil and gas properties. Almost all of the oil and gas exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas properties of merit, on exploration of their properties and on development of their properties. In addition, they may be able to afford more geological and other technical expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having properties of greater quality and interest to prospective investors who may finance additional exploration and development.

We will also compete with other junior oil and gas exploration companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas exploration companies. The presence of competing junior oil and gas exploration companies may significantly hinder our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

We also compete with other junior and senior oil and gas companies for available resources, including, but not limited to, professional exploration and production, geological and engineering personnel services and supplies, for the drilling completion and production of hydrocarbon resources.

Government Regulation. Oil and gas operations are subject to various federal, state and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state and local laws and regulations relating primarily to the protection of human health and the environment. To date, we have incurred no cost related to complying with these laws. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website.  We do not anticipate conducting such activities in the near future. If we are able to raise more than $75,000 in this offering, then we expect will spend $1,500 for the development of our website.

Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.

We own the Internet domain names www.ljmenergy.com and www.ljmenergycorp.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Website.   Our website is located at www.ljmenergy.com and is currently under construction. If we raise sufficient funds in this offering, we intend to build a website which describes our oil and gas project, our management and provides additional information regarding our industry.

Employees. As of December 28 , 2010, we have no employees other than our sole officer. We anticipate that we will be using the services of independent contractors as consultants to support our expansion and business development. We are not a party to any employment agreements.

Facilities. Our executive, administrative and operating offices are located at 9190 Double Diamond Parkway, Reno, NV 89521. Joel Felix, our sole officer and director, provides approximately 200 square feet of office space at no charge. Our financial statements reflect the fair market value of that space which is approximately $300.00 per month. We do not have a written lease or sublease agreement with Mr. Felix. Mr. Felix does not expect to be paid or reimbursed for providing office facilities.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Legal Proceedings. There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements for the three months ended September 30, 2010, together with notes thereto, and our audited financial statements for the period from March 10, 2010 (inception) to June 30, 2010, together with notes thereto, which are included in this Registration Statement on Form S-1.

For the three months ended September 30, 2010.

Results of Operations.

Revenues. We had no revenues for the three months ended September 30, 2010.

Operating Expenses. For the three months ended September 30, 2010, our total operating expenses were $32,473. Our operating expenses were comprised of general and administrative expenses of $32,473.

Net Loss.   For the three months ended September 30, 2010, our net loss was $33,985.

For the period from March 10, 2010 (inception) to June 30, 2010.

Results of Operations.

Revenues. We had no revenues for the period from March 10, 2010 (inception) to June 30, 2010.

Operating Expenses. For the period from March 10, 2010 (inception) to June 30, 2010, our total operating expenses were $10,327. Our operating expenses were comprised of general and administrative expenses of $10,327.

Net Loss.   For the period from March 10, 2010 (inception) to June 30, 2010, our net loss was $11,083.

Liquidity and Capital Resources. On March 11, 2010, we issued 3,000,000 shares of common stock to our founder in exchange for services valued at $3,000, or $0.001 per share.   On March 30, 2010, our officer loaned us $30,000. Per the terms of the note, this loan is due upon demand together with interest that accrues at the rate of 10% per annum.  The loan funds are to be used for working capital purposes and to fund the acquisition of the working interest in the Magnolia Prospect. On March 31, 2010, we paid $18,266 for a corresponding 3% undivided interest in the Magnolia Prospect, including but not limited to the interests in the oil and gas leases currently held by Mid-OK Energy Partners in an area of mutual interest. An area of mutual interest is a specific geographic area that has been defined by two or more parties whereby each party, at their option, can proportionately share in the costs and ownership of acreage acquisitions with the other party or parties.

As of September 30, 2010, we had liabilities of $49,610, of which $19,610 were represented by accounts payable and accrued expenses and $30,000 were represented by loan from stockholder. This loan from Joel Felix is due upon demand together with interest that accrues at the rate of 10% per annum.  The loan funds are to be used for working capital purposes.  We had no other long term liabilities, commitments or contingencies.

If we are successful in raising more than $250,000 in this offering, then we intend to allocate $100,000 to acquiring working interests in oil and gas properties. If we are successful in raising more than $500,000 in this offering, then we intend to allocate $200,000 to acquiring working interests in oil and gas properties.  If we are successful in raising more than $750,000 in this offering, then we intend to allocated $400,000 to acquiring working interests in oil and gas properties.  If we are successful in raising more than $1,000,000 in this offering, then we intend to allocated $500,000 to acquiring working interests in oil and gas properties.  In selecting the types of properties that we look to acquire, our main priority will be given to projects with near term cash flow potential, although consideration will be given to projects that may not be as advanced from a technical standpoint but demonstrate the potential for significant return on investment.  If the offering is unsuccessful or is of limited success, such as if we raise less than $75,000, we will need to conduct other offerings to meet our capital needs. We cannot guaranty that we will be able to raise sufficient funds in the offering.

During 2010, we expect to incur significant accounting costs of $15,000 per year associated with the audit and review of our financial statements. We expect that the legal and accounting costs of becoming a public company will be approximately $25,000 per year and will continue to impact our liquidity. Those fees will be higher if our business volume and activity increases. We may also incur additional expenses related to the acquisition of additional oil and gas rights. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company and costs related to potential acquisitions of oil and gas rights, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We have cash and cash equivalents of $2,459 as of September 30, 2010. In the opinion of management, available funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months.  Those funds do not include any funds raised in this offering. We will not be able to implement our business plan in the manner we envision unless we raise funds from this offering.  Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering.  If we do not raise at least $75,000 from this offering, then we may not be able to pay for the expenses of this offering, finish the development of our website and fund our operations for the next twelve months.  This offering is a best efforts offering with no minimum.  We will have access to these funds as soon as they are received.

We are not currently conducting any research and development activities other than the development of our website, which we expect the total cost to be approximately $1,500.  We do not anticipate conducting such activities in the near future. If we raise more than $250,000 in this offering, we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Such equipment includes computer equipment as provided in the use of proceeds section of this prospectus. We do not currently own any equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity.  However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Off-Balance Sheet Arrangements.   We have no off-balance sheet arrangements.

Description of Property

Property held by us. We own the following oil and gas property in connection with our principal business activities:

The Magnolia Prospect. In March 2010, we entered into a participation agreement with Mid-OK Energy Partners, located in Oklahoma, to acquire participation rights in Mid-OK Energy Partners’ working interest in oil, gas and mineral leases represented by a leasehold estate and three well developmental drilling project in Pottawatomie County, Oklahoma (“The Magnolia Prospect”), in exchange for our cash payment of $18,266 and the future payment of a proportional share of drilling and completion costs in the project.  The initial cash payment of $18,266 represents three percent (3%) of the total cost of the cost of drilling the test well to casing point and the cost of completing the test well. The participation agreement also provides for us and Mid-OK Energy Partners to enter into an operating agreement. The participation agreement is attached in Exhibit 10.1 to our Registration Statement on Form S-1. Based on the historical record of the areas contiguous to the Magnolia Prospect and the current active production in areas contiguous to the Magnolia Prospect, Mid-OK Energy Partners, the operator of the well and the Magnolia Prospect, believes that there are at least three infield drillable locations that can produce in paying quantities from three or more different formations in each well with potentially a life of more than thirty years.

Facilities. Our executive, administrative and operating offices are located at 9190 Double Diamond Parkway, Reno, NV 89521. Joel Felix, our sole officer and director, provides approximately 200 square feet of office space at no charge. Our financial statements reflect the fair market value of that space which is approximately $300.00 per month. We do not have a written lease or sublease agreement with Mr. Felix. Mr. Felix does not expect to be paid or reimbursed for providing office facilities.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Certain Relationships and Related Transactions

Related party transactions.

In March 2010, we issued 3,000,000 shares of our common stock to Joel Felix, our sole officer and director at inception.  These shares were issued in exchange for services valued at $3,000, or $0.001 per share.

Joel Felix, our sole officer and director, provides approximately 200 square feet of office space at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $300 per month. For the period from our inception (March 10, 2010) through June 30, 2010, we recorded rent expense of $1,200.

On March 30, 2010, our officer loaned us $30,000. The terms of the note, provide that the loan is due upon demand accrues interest at the rate of 10% per annum.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;
●	disclose in any and all filings with the Securities and Exchange Commission, where required;
●	obtain disinterested directors’ consent; and
●	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.

We will have certain reporting obligations after the registration statement is declared effective under Rule 15(d) of the Securities and Exchange Act of 1934.  Such reporting obligations include filing annual reports on Form 10-K, quarterly reports on 10-Q and current reports on Form 8-K.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of  December 28,  2010, there is one record holder of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our Board of Directors.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On March 10, 2010, we issued 3,000,000 shares of our common stock to Joel Felix for services valued at $3,000, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

Purchases of Equity Securities. None.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Penny stock regulation.   Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table.   The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officer and our other executive officers for the period from March 10, 2010 (inception) to June 30, 2010.  Our board of directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Joel Felix, President, Secretary, Treasurer, Director	2010	None	None	$3,000*	None	None	None	None	$3,000*

* Joel Felix was issued 3,000,000 shares of our common stock for services valued at $3,000, or $0.001 per share.

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on March 10, 2010.

Outstanding Equity Awards at Fiscal Year-end. As of the period ended June 30, 2010, the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Joel Felix, President, Secretary, Treasurer, Director	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. As of June 30, 2010, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Financial Statements

LJM ENERGY CORP.
(A Exploration Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MARCH 10, 2010)
THROUGH SEPTEMBER 30, 2010

LJM ENERGY CORP.
(A Exploration Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2010

ASSETS

Current assets
Cash	$2,459

Total current assets	2,459

Investment in Magnolia Prospect	18,266

Total assets	$20,725

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$19,610
Loans from stockholders	30,000

Total current liabilities	49,610

Stockholders’ deficit
Preferred stock, $.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $.001 par value; 105,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Additional paid-in capital	2,100
Deficit accumulated during the exploration stage	(33,985)

Total stockholders’ deficit	(28,885)

Total liabilities and stockholders’ deficit	$20,725

See accompanying notes to financial statements

LJM ENERGY CORP.
(A Exploration Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (MARCH 10, 2010)
THROUGH SEPTEMBER 30, 2010

Net revenue	$-

Operating expenses
General and administrative	32,473

Total operating expenses	32,473

Net operating loss	(32,473)

Interest expense	(1,512)

Loss before income taxes	(33,985)

Provision for income taxes	-

Net loss	$(33,985)

Net loss per common share – basic and diluted	$(0.01)

Weighted average of common shares – basic and diluted	2,985,294

See accompanying notes to financial statements

LJM ENERGY CORP.
(A Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM INCEPTION (MARCH 10, 2010)
THROUGH SEPTEMBER 30, 2010
				Deficit
	Common Stock			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Exploration Stage	Total Stockholders’ Equity (Deficit)

Balance, March 10, 2010	-	$-	$-	$-	$-

Issuance of common stock, March 11, 2010	3,000,000	3,000	-	-	3,000

Additional paid-in capital in exchange for facilities provided by related party	-	-	2,100	-	2,100

Net loss	-	-	-	(33,985)	(33,985)

Balance, September 30, 2010	3,000,000	$3,000	$2,100	$(33,985)	$(28,885)

See accompanying notes to financial statements

LJM ENERGY CORP.
(A Exploration Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (MARCH 10, 2010)
THROUGH SEPTEMBER 30, 2010

Cash flows from operating activities
Net loss	$(33,985)
Adjustments to reconcile net loss to net cash used in operating activities
Additional paid-in capital in exchange for facilities provided by related party	2,100
Common stock issued for services	3,000
Changes in operating assets and liabilities
Increase in accounts payable and accrued expenses	19,610

Net cash used in operating activities	(9,275)

Cash flows from investing activities
Investment in Magnolia Prospect	(18,266)

Net cash used by investing activities	(18,266)

Cash flows from financing activities
Proceeds from issuance of stockholder loan	30,000

Net cash provided by financing activities	30,000

Net increase in cash	2,459

Cash, beginning of period	-

Cash, end of period	$2,459

Supplemental disclosure of cash flow information
Income taxes paid	$-

Interest paid	$-

See accompanying notes to financial statements

LJM ENERGY CORP.
(A Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

LJM Energy Corp. (the Company) is currently a exploration stage company under the provisions of Statement of Accounting Standards Codification (ASC) No. 915 and was incorporated under the laws of the State of Nevada on March 10, 2010.  Since inception, the Company has produced no revenues and will continue to report as a exploration stage company until significant revenues are produced.

The Company’s principal activity is the exploration and development of oil and gas properties and investments.

The Company has evaluated subsequent events through November 4, 2010, the date these financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, “Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Oil and Gas Properties

The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain indirect costs associated with acquisition of properties and successful as well as unsuccessful   exploration   and   development   activities   are   capitalized. Depreciation, depletion, and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves.

The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;  plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

Property and Equipment

Property and equipment, if any, are stated at cost.  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are changed to expense as incurred.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Working interest, royalty and net profit interests are recognized as revenue when oil and gas is sold and collectibility is reasonably assured.

Provision for Income Taxes

The Company accounts for income taxes under ASC No. 740, “Accounting for Income Taxes”.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies ASC No. 220, “Comprehensive Income” (ASC 220).  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  From inception (March 10, 2010) through September 30, 2010, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Value of Stock Issued for Services

The Company periodically issues shares of its common stock in exchange for, or in settlement of, services.  The Company’s management values the shares issued in such transactions at either the then market price of the Company’s common stock, as determined by the Board of Directors and after taking into consideration factors such as volume of shares issued or trading restrictions, or the value of the services rendered, whichever is more readily determinable.
Basic and Diluted Income (Loss) Per Share

In accordance with ASC No. 260, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of September 30, 2010, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

There are no recently issued accounting standards with pending adoptions that the Company’s management currently anticipates will have any material impact upon its financial statements.
2.	GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of ($33,985) from inception (March 10, 2010) through September 30, 2010. The Company is subject to those risks associated with exploration stage companies.  The Company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

3.
FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value Measurements

The Company immediately adopted FASB Accounting Standards Codification No. 820 (SFAS 157), Fair Value Measurements.  ASC 820 relates to financial assets and financial liabilities.

Determination of Fair Value

At September 30, 2010, the Company calculated the fair value of its assets and liabilities for disclosure purposes only.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of September 30, 2010:

	September 30, 2010
	Level 1	Level 2	Level 3	Total
Assets
Investment in Magnolia Prospect	$-	$-	$18,266	$18,266
Liabilities	-	-	-	-
	$-	$-	$-	$18,266

4.	INVESTMENT IN MAGNOLIA PROSPECT

On March 31, 2010, the Company paid $18,266 for a corresponding 3% undivided interest in the Magnolia Prospect, including but not limited to the interests in the oil and gas leases currently held by Mid-OK Energy Partners in an area of mutual interest. The Magnolia Prospect is a three well developmental drilling project in Pottawatomie County, Oklahoma. In addition, the Company will maintain its future proportionate share of drilling and completion costs pursuant to its participation agreement with Mid-OK Energy Partners.
5.	ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of development costs and services have been provided to the Company by the founders and outside, third-party vendors.  As such, there is no accrual for wages or compensated absences as of September 30, 2010.
6.	LOAN FROM STOCKHOLDER

The Company has an outstanding note payable with a stockholder in the amount of $30,000.  Per the terms of the note, this loan is due upon demand together with interest that accrues at the rate of 10% per annum.  The loan funds are to be used for working capital purposes.

7.	COMMON STOCK

On March 11, 2010, the Company issued 3,000,000 shares of its common stock to its officer for services valued at of $3,000 which was considered a reasonable estimate of fair value.
8.	PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method.  Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of September 30, 2010, the Company had federal net operating loss carryforwards of approximately ($34,000), which can be used to offset future federal income tax.  The federal and state net operating loss carryforwards expire at various dates through 2030.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

A summary of the Company’s deferred tax assets as of September 30, 2010 are as follows:

	2010

Federal net operating loss (@ 25%)		$8,500
Less: valuation allowance		(8,500)

Net deferred tax asset	$	---
The valuation allowance increased $8,500 for the period from inception (March 10, 2010) through September 30, 2010.

9.         RELATED PARTY TRANSACTIONS

From the Company’s inception (March 10, 2010) through September 30, 2010, the Company utilized office space of an officer and stockholder at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $300 per month to operations.  For the period from inception (March 10, 2010) through September 30, 2010 rent expense was $2,100.

LJM ENERGY CORP.
(An Exploration Stage Company)

REPORT AND FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MARCH 10, 2010)
THROUGH JUNE 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
LJM Energy Corp.

We have audited the accompanying balance sheet of LJM Energy Corp. (an exploration stage company) as of June 30, 2010, and the related statements of operations, stockholder’s deficit and cash flows for the period from inception (March 10, 2010) through June 30, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LJM Energy Corp. (an exploration stage company) as of June 30, 2010 and the results of its operations and its cash flows for the period from inception (March 10, 2010) through June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company has incurred an operating loss and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Niguel, California
August 9, 2010

LJM ENERGY CORP.
(An Exploration Stage Company)
BALANCE SHEET
JUNE 30, 2010

ASSETS

Current assets
Cash	$7,983

Total current assets	7,983

Investment in Magnolia Prospect	18,266

Total assets	$26,249

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$3,132
Loan from stockholder	30,000

Total current liabilities	33,132

Stockholders’ deficit
Preferred stock, $.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $.001 par value; 105,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Additional paid-in capital	1,200
Deficit accumulated during the exploration stage	(11,083)

Total stockholders’ deficit	(6,883)

Total liabilities and stockholders’ deficit	$26,249

See accompanying notes to financial statements.

LJM ENERGY CORP.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (MARCH 10, 2010)
THROUGH JUNE 30, 2010

Net revenue	$-

Operating expenses
General and administrative	10,327

Total operating expenses	10,327

Net operating loss	(10,327)

Interest expense	(756)

Loss before income taxes	(11,083)

Provision for income taxes	-

Net loss	$(11,083)

Net loss per common share – basic and diluted	$(0.00)

Weighted average of common shares – basic and diluted	2,973,214

See accompanying notes to financial statements.

LJM ENERGY CORP.
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM INCEPTION (MARCH 10, 2010)
THROUGH JUNE 30, 2010
				Deficit
	Common Stock			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Exploration Stage	Total Stockholders’ Equity (Deficit)

Balance, March 10, 2010	-	$-	$-	$-	$-

Issuance of common stock, March 11, 2010	3,000,000	3,000	-	-	3,000

Additional paid-in capital in exchange for facilities provided by related party	-	-	1,200	-	1,200

Net loss	-	-	-	(11,083)	(11,083)

Balance, June 30, 2010	3,000,000	$3,000	$1,200	$(11,083)	$(6,883)

See accompanying notes to financial statements.

LJM ENERGY CORP.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (MARCH 10, 2010)
THROUGH JUNE 30, 2010

Cash flows from operating activities
Net loss	$(11,083)
Adjustments to reconcile net loss to net cash used in operating activities
Additional paid-in capital in exchange for facilities provided by related party	1,200
Common stock issued for services	3,000
Changes in operating assets and liabilities
Increase in accounts payable and accrued expenses	3,132

Net cash used in operating activities	(3,751)

Cash flows from investing activities
Investment in Magnolia Prospect	(18,266)

Net cash used by investing activities	(18,266)

Cash flows from financing activities
Proceeds from issuance of stockholder loan	30,000

Net cash provided by financing activities	30,000

Net increase in cash	7,983

Cash, beginning of period	-

Cash, end of period	$7,983

Supplemental disclosure of cash flow information
Income taxes paid	$-

Interest paid	$-

See accompanying notes to financial statements.

LJM ENERGY CORP.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010
1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

LJM Energy Corp. (the Company) is currently an exploration stage company under the provisions of Statement of Accounting Standards Codification (ASC) No. 915 and was incorporated under the laws of the State of Nevada on March 10, 2010.  Since inception, the Company has produced no revenues and will continue to report as an exploration stage company until significant revenues are produced.

As of June 30, 2010, the Company owns a 3% undivided interest in the Magnolia Prospect, including but not limited to the interests in the oil and gas leases currently held by Mid-OK Energy Partners.  The Company’s success will depend in large part on its ability to obtain and develop oil and gas interests within the United States. There can be no assurance that oil and gas properties obtained by the Company will contain reserves or that properties with reserves will be profitable to extract. The Company will be subject to local and national laws and regulations which could impact its ability to execute the business plan.

The Company has evaluated subsequent events through, August 9, 2010, the date these financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, “Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Oil and Gas Properties

The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain indirect costs associated with acquisition of properties and successful as well as unsuccessful   exploration   and   development   activities   are   capitalized. Depreciation, depletion, and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves.

The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;  plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

LJM ENERGY CORP.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment, if any, are stated at cost.  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are changed to expense as incurred.

Revenue Recognition

Working interest, royalty and net profit interests are recognized as revenue when oil and gas is sold and collectibility is reasonably assured.

Provision for Income Taxes

The Company accounts for income taxes under ASC No. 740, “Accounting for Income Taxes”.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies ASC No. 220, “Comprehensive Income” (ASC 220).  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  From inception (March 10, 2010) through June 30, 2010, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Value of Stock Issued for Services

The Company periodically issues shares of its common stock in exchange for, or in settlement of, services.  The Company’s management values the shares issued in such transactions at either the then market price of the Company’s common stock, as determined by the Board of Directors and after taking into consideration factors such as volume of shares issued or trading restrictions, or the value of the services rendered, whichever is more readily determinable.

Basic and Diluted Income (Loss) Per Share

In accordance with ASC No. 260, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of June 30, 2010, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

There are no recently issued accounting standards with pending adoptions that the Company’s management currently anticipates will have any material impact upon its financial statements.

LJM ENERGY CORP.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

2.	GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of ($11,083) from inception (March 10, 2010) through June 30, 2010. The Company is subject to those risks associated with development stage companies.  The Company has sustained losses since inception and additional debt and equity financing will be required by the Company to fund its development activities and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing to further its ongoing exploration activities so that profitable operations can be attained.

3.	FAIR VALUE MEASUREMENTS

Determination of Fair Value

At June 30, 2010, the Company calculated the fair value of its assets and liabilities for disclosure purposes only.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of June 30, 2010:

	June 30, 2010
	Level 1	Level 2	Level 3	Total
Assets
Investment in Magnolia Prospect	$-	$-	$18,266	$18,266
Liabilities	-	-	-	-
	$-	$-	$18,266	$18,266

LJM ENERGY CORP.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2010

4.	INVESTMENT IN MAGNOLIA PROSPECT

On March 31, 2010, the Company paid $18,266 for a corresponding 3% undivided interest in the Magnolia Prospect, including but not limited to the interests in the oil and gas leases currently held by Mid-OK Energy Partners in an area of mutual interest. The Magnolia Prospect is a three well developmental drilling project in Pottawatomie County, Oklahoma. In addition, the Company will maintain its future proportionate share of drilling and completion costs pursuant to its participation agreement with Mid-OK Energy Partners.

5.	ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of development costs and services have been provided to the Company by the founders and outside, third-party vendors.  As such, there is no accrual for wages or compensated absences as of June 30, 2010.

6.	LOAN FROM STOCKHOLDER

The Company has an outstanding note payable with a stockholder in the amount of $30,000.  Per the terms of the note, this loan is due upon demand together with interest that accrues at the rate of 10% per annum.  The loan funds are to be used for working capital purposes.

7.	COMMON STOCK

On March 11, 2010, the Company issued 3,000,000 shares of its common stock to its officer for services valued at of $3,000 which was considered a reasonable estimate of fair value.

8.	PROVISION FOR INCOME TAXES

Deferred income taxes are reported using the liability method.  Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of June 30, 2010, the Company had federal net operating loss carryforwards of approximately ($11,000), which can be used to offset future federal income tax.  The federal and state net operating loss carryforwards expire at various dates through 2030.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

A summary of the Company’s deferred tax assets as of June 30, 2010 are as follows:

	2010

Federal net operating loss (@ 25%)		$2,500
Less: valuation allowance		(2,500)

Net deferred tax asset	$	---

The valuation allowance increased $2,500 for the period from inception (March 10, 2010) through June 30, 2010.

9.         RELATED PARTY TRANSACTIONS

From the Company’s inception (March 10, 2010) through June 30, 2010, the Company utilized office space of an officer and stockholder at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $300 per month to operations.  For the period from inception (March 10, 2010) through June 30, 2010 rent expense was $1,200.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On May 3, 2010, our Board of Directors appointed Q Accountancy Corporation to audit our financial statements from March 10, 2010, our date of formation, through June 30, 2010. There have been no disagreements with our accountant since our formation.

Legal Matters

The validity of the issuance of the shares of common stock offered by us has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

Experts

Our financial statements for the period from March 10, 2010, our date of formation, through June 30, 2010, appearing in this prospectus which is part of a Registration Statement have been audited by Q Accountancy Corporation and are included in reliance upon such report given upon the authority of Q Accountancy Corporation as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelve of our Articles of Incorporation provides, among other things, corporation shall indemnify any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she is:

•	is or was a director or officer of the corporation or
•
is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Nevada General Corporation Law, as the same exists or may hereafter be amended; provided, however, that except as provided in Article Eight with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation

Article Thirteen of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$71.30
Transfer Agent Fees	Approximately	$1,500
Costs of Printing and Engraving	Approximately	$1,000
Legal Fees	Approximately	$7,500
Accounting Fees	Approximately	$5,000

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On March 11, 2010, we issued 3,000,000 shares of our common stock to Joel Felix for services valued at $3,000, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Joel Felix had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment. In addition, Joel Felix had sufficient access to material information about us because he also served as our officer and director.

Exhibits

Copies of the following documents are filed with this registration statement, Form S-1, as exhibits:

Exhibit No.

3.1 3.2 4.1 5. 10.1 11. 23.1 23.2

Articles of Incorporation*

Bylaws*

Subscription Agreement*

Executed Opinion Re: Legality*

Participation Agreement with MID-OK Energy Partners**

Statement Re: Computation of Per Share Earnings***

Consent of Auditors

Consent of Counsel****

* ** *** ****
Included in our Registration Statement on Form S-1, which was filed on August 23, 2010.
Included in our Amendment No. 4 to our Registration Statement on Form S-1, which was filed on November 12, 2010.
Included in Financial Statements
Included in Exhibit 5

Undertakings

A. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

LJM Energy Corp.,
a Nevada corporation

/s/ Joel Felix	December 28 , 2010
Joel Felix
President, Secretary, Treasurer, Director (Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Joel Felix	December 28 , 2010
Joel Felix
President, Secretary, Treasurer, Director (Principal Executive, Financial and Accounting Officer)